UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 6, 2005

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-34144	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

1661 East Main Street, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 10, 2005 the Company and Barron Partners LP (“Barron”) entered into a Registration Rights Agreement whereby the Company is obligated to register shares of its common stock underlying the shares of preferred stock and warrants held by Barron. Among other things, the Registration Rights Agreement requires that the Company use its best efforts to cause its registration statement to be declared effective by June 11, 2005, or be subject to liquidated damages. The Registration Rights Agreement was previously disclosed on the Company’s Current Report on Form 8-K filed on February 16, 2005.

On June 6, 2005 the Company and Barron entered into a letter agreement delaying the date by which the registration statement is required to be declared effective until July 11, 2005. The letter agreement is filed as Exhibit 10.1 and is incorporated into this item by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
10.1	Letter Agreement between Computer Software Innovations, Inc. and Barron Partners LP dated June 6, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ Nancy K. Hedrick
Name:	Nancy K. Hedrick
Title:	President and CEO

Dated: June 6, 2005

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement between Computer Software Innovations, Inc. and Barron Partners LP dated June 6, 2005.

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